DEED OF GROUND LEASE


         THIS DEED OF GROUND LEASE (this "Lease"), dated as of the 5th day of May, 1998, between UPSHUR PROPERTY, INC., a Delaware corporation (the "Landlord") and COVOL TECHNOLOGIES, INC., a Delaware corporation (the "Tenant"), recites and provides:
                                    RECITALS:
         The Landlord is the owner of certain coal related property located in Upshur County, West Virginia, described on Exhibit A attached hereto. The Landlord wishes to lease the Premises, an approximately ten (10) acre parcel, to the Tenant for the purposes of Tenant owning and operating a synthetic fuel manufacturing plant (the "Facility" as defined herein), and the Tenant wishes to lease the Premises from the Landlord, upon completion of the Facility. The Tenant intends to own and operate the Facility on the Premises for producing solid synthetic fuel.
                                    ARTICLE 1
                                   Definitions

         The following terms shall have the indicated meanings:
         "Adjoining Property" means the property currently owned by the Landlord adjoining the Premises.

         "Covol" means Covol Technologies, Inc., its successors and assigns.

         "Easements" means all those access, utility and other easements, rights of way, licenses and permits which Landlord has the ability to grant to Tenant and which are reasonably necessary or appropriate (1) for passage of personnel, materials and equipment to and from the Facility and the Premises, (2) for construction, operation, maintenance and demolition of the Facility, and (3) for the provision of utility services to the Premises. To the best of Landlord's knowledge, Landlord has the

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ability to grant to Tenant such of the  foregoing  easements  as are  reasonably necessary for Tenant's intended use of the Premises and Easements.
         "Event of Default" means any of the events described in Section 9.1. "Facility" means those facilities, buildings, structures and other improvements located on or to be located upon the Premises for producing synthetic fuel, using a process patented by Tenant, together with those facilities, buildings, structures and other improvements also located or to be located on the Premises, for washing coal and coal fines in preparation for processing, if any, and all plant equipment, apparatus, machinery and fixtures of every kind and nature forming part of such facilities, buildings, structures and other improvements which are the subject of that certain Asset Purchase Agreement of even date herewith, between Covol and Mountaineer.
         "Leased Surface Property" means that certain tract of surface property identified as the Leased Surface Property on the map attached hereto and made a part hereof as Exhibit A which may be surveyed by Tenant hereafter.
         "Mountaineer" means Mountaineer Synfuel, L.L.C., a Delaware limited liability company.
         "Permitted Encumbrances" means (i) liens and other encumbrances now or hereafter recorded in the Office of the Clerk of the County Commission of Upshur County, West Virginia; and (ii) unrecorded rights of way, easements, or restrictions granted by Landlord to Tenant or to a third party in connection with the operation of the Facility.
         "Premises" means (i) the Leased Surface Property, (ii) the subsurface of the Leased Surface Property up to and including a depth of five (5) feet, and
(iii) the Easements.
         "Rent" means the rental required to be paid pursuant to Section 2.2 and all other amounts required to be paid hereunder by the Tenant to the Landlord.

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         "Taxes" means all personal and real  property,  rental,  excise,  gross receipts, business, occupation and other taxes and assessments of every kind and nature whatsoever, levied or assessed against the Premises or the Facility, as well as those taxes arising from the use, occupancy or operation of the Facility or the activities of the Tenant or any person or entity claiming by, through or under the Tenant, the non-payment of which would adversely affect the Landlord or the Premises.
         "Term" shall mean, unless terminated earlier pursuant to the terms and conditions of this Lease, the term described in Section 2.3.
                                   ARTICLE II
                          Lease of Premises; Rent; Term
         Section 2.1 Lease. The Landlord hereby demises and leases the Premises to the Tenant and the Tenant takes and leases the Premises from the Landlord for the purpose of Tenant owning and operating the Facility, subject to and in accordance with the provisions hereof, and together with the further rights and obligations contained in Section 2.7 hereof. Landlord hereby expressly excepts and reserves, and the grant of lease set forth in this Section 2.1 above is made subject to, the right and privilege of Landlord to transport, or permit the transport of, coal, coal by-products, goods, equipment and personnel over, across and through the Premises, so long as such use does not unreasonably interfere with Tenant's use and occupancy of the Premises.
         Section 2.2 Rent. Tenant shall pay to the Landlord, as ground rent hereunder, for each year during the Term, One Thousand Dollars ($1,000) per annum payable in advance on the tenth day of each such year commencing upon the Commencement Date.
         Section 2.3 Term. Unless sooner terminated as provided herein, the term of this Lease shall commence on the date hereof (the "Commencement Date") and shall expire on July 1, 2008 (the "Termination Date") unless extended or terminated pursuant to the provisions hereof.

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         Section 2.4 Quiet Enjoyment. Except as otherwise expressly set forth in
Section 2.1 above, so long as no Event of Default exists hereunder and is continuing beyond any applicable grace or cure period, the Landlord covenants that the Tenant shall lawfully and quietly hold, occupy and enjoy the Premises in accordance with the terms of this Lease, without interference from Landlord or anyone claiming by or through Landlord. To the best knowledge of Landlord, Landlord is vested with good and marketable fee simple title to the Premises and no third party has an interest in the Premises superior to that of Landlord. The Premises are demised and leased subject to (a) Permitted Encumbrances, (b) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Premises, and (c) all federal, state and local laws, rules and regulations directly or indirectly affecting or relating to the Premises, including, without limitation, permits relating to the Premises. So long as no Event of Default exists hereunder and is continuing beyond any applicable grace or cure period, the Landlord covenants that the Tenant shall enjoy non-exclusive use of the Easements, together with only Landlord, and Covol if this Lease is assigned by Tenant to a party other than Covol. Landlord represents and warrants that to the best of its knowledge none of the Permitted Encumbrances shall adversely interfere with Tenant's use and enjoyment of the Premises or the Easements. Tenant may, at its expense, obtain a title insurance policy insuring Tenant's interest in the Premises pursuant to this Lease, and Landlord agrees to use commercially reasonable efforts to assist Tenant in the same.
         Section 2.5 Ownership of Facility. The Facility shall at all times remain the property of the Tenant unless Tenant notifies Landlord, at least three (3) months prior to the expiration of the Term or within ten (10) days following any other termination, that the Facility shall remain on the Premises upon the expiration or termination of this Lease and that Tenant does not intend to relocate the same;

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if Tenant provides such notice, upon such termination or expiration the Facility shall become the property of Landlord. If Tenant does not give such notice, Tenant shall remove the Facility from the Premises within six (6) months following the expiration or termination of this Lease and reclaim the Premises to the approximate condition that existed immediately before the Facility was placed on the Premises. All such reclamation shall be in accordance with and to the extent required by all applicable federal, state and local laws, rules, and regulations including mining laws. If Tenant fails to remove the Facility within said six-month period, Tenant shall forfeit any and all rights to the Facility and the same shall become the property of Landlord. In that event, Landlord shall have the right, but not the obligation, to remove the Facility and reclaim the Premises to the approximate condition that existed immediately before the Facility was placed on the Premises. Tenant shall promptly reimburse Landlord for all reasonable costs and expenses associated with the removal of the Facility and reclamation of the Premises.
         Section 2.6 Use. The Premises shall be used only for the operation and maintenance of the Facility and the use thereof in the business of producing solid synthetic fuel from coal fines and other waste fuel and related activities. Tenant shall not use the Premises in any way that interferes with or adversely impacts Landlord's use or occupancy of the Adjoining Property.
         Section 2.7 Additional Space. The Rent has been calculated to include additional rental for, and Landlord hereby agrees to lease to Tenant (at no additional cost to Tenant except as stated above), additional space which contains not less than five (5) acres and no more than ten (10) acres, and which is contiguous to the Premises, for use by Tenant for stockpiles and ancillary purposes on the terms and conditions substantially similar hereto, the location of which additional space shall be determined by Tenant with the Landlord's consent, not to be unreasonably withheld. Such additional space leased to Tenant shall be considered a part of the Premises for all purposes of this Lease.

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         Section 2.8 Removal of Feedstock and Product.  Notwithstanding anything herein to the contrary, upon the cancellation, expiration, or termination of this Lease, Tenant shall remove all stockpiles of feedstock supplied for the Facility and all stockpiles of Product produced by the
                             Facility. ARTICLE III
                         Taxes, Utilities and Easements
         Section 3.1 Taxes. The Tenant shall pay, or cause to be paid, all Taxes assessed on or relating to the Facility and the Premises on or before the due date for such Taxes, but excluding any taxes arising from or relating to Landlord's retained rights with respect to the Premises pursuant to Section 2.1 hereof.
         Section 3.2 Utilities. The Tenant shall pay, or cause to be paid, all costs and expenses required to provide utility service to the Facility (including all professional and service charges, costs of connections to the applicable utility systems and charges for the usage of utility services).
                                   ARTICLE IV
                      Maintenance and Operation of Facility
         Section 4.1 Tenant's Duty to Maintain. The Tenant shall be responsible, at no cost to Landlord, for all maintenance, repair and upkeep as may be necessary to keep the Premises and the Facility clean, safe and free from deterioration, except that, to the extent Landlord exercises its right to cross over the Premises as set forth in Section 2.1 hereof, Landlord shall pay its proportionate share of such costs. Landlord and Tenant acknowledge that the location of the Facility may impede Landlord's access (i) to its screening building or refuse bin by the existing access road and (ii) to the existing parking for Landlord's preparation plant. Upon Landlord's reasonable request, Tenant shall, at its expense, provide Landlord (i) access to the Landlord's screening building or refuse bin through the premises by moving any of Tenant's improvements impeding the existing road or by building an

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alternate  access road;  and (ii) parking for  Landlord's  preparation  plant by either moving Tenant's feedstock stock pile or building a parking area at an alternate location.
         Section 4.2 No Additional Liens or Encumbrances. The Tenant shall not create or cause to be created any liens or encumbrances of any kind whatsoever with respect to the Premises. If any lien is filed or threatened to be filed against the Premises as a result of any act or omission of the Tenant hereunder, the Tenant shall, upon the written request of the Landlord, cause the same to be bonded off or released of record at Tenant's election within a reasonable period of time after the Tenant receives such written request.
         Section 4.3 Landlord's Right to Inspect. The Landlord may enter the Premises and the Facility at any time and for any lawful reason. Landlord shall
provide   Tenant  with   reasonable   prior  notice  of  such  entry  under  the
circumstances and if feasible, give a representative of Tenant an opportunity to be present during such entry.
                                    ARTICLE V
                              Ownership of Facility
         Section 5.1 Title to Facility. Except as otherwise expressly set forth herein, the Facility shall be owned by Tenant during the Term.
                                   ARTICLE VI
                              Mortgage of Leasehold
         Section 6.1 Right to Mortgage. The Tenant shall not grant, or cause to be created, any deed of trust or other lien, encumbrance or security interest on or in all or any part of this Lease or Tenant's interest in the Premises.

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                                   ARTICLE VII
                                    Insurance
         Section 7.1 Insurance. The Tenant shall maintain, at its sole cost and expense, and shall require any contractors, subcontractors, other entities or individuals it may engage to enter or perform any work on the Premises to maintain, at all times while on or performing work on the Premises, the insurance coverages set forth below:
                  (a) Commercial general public liability and property damage insurance with each underlying limit being not less than (i) One Million Dollars ($1,000,000) in respect of bodily injury to or death of one person, (ii) Five Million Dollars ($5,000,000) in respect of bodily injury to or death of more than one person in any one occurrence, and (iii) One Million Dollars ($1,000,000) in respect of damage to or destruction of property.
                  (b) Employer's liability insurance protecting against employee claims for bodily injury, "Mandolidis" actions and all other employee claims against employers with each underlying limit being not less than One Million Dollars ($1,000,000) per person and Five Million Dollars ($5,000,000) for each occurrence.
                  (c) Fire, property damage and extended coverage for the Facility and all other buildings and structures on the Premises for the replacement value of such buildings and structures.
                  (d) Automobile bodily injury liability insurance in the same bodily injury liability limits as set forth in Section 7.1(a) above, and automobile property damage liability insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000).
                  (e) Workers' compensation insurance, occupational diseases insurance, including state and federal black lung coverage, unemployment compensation and all other insurance coverages for occupational injury, disease or hazards as required by the laws and regulations

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         applicable  to  and  covering   employees  of  Tenant  engaged  in  the
performance of work on the Premises.
                  (f) Environmental liability insurance with coverage of not less than Five Million Dollars ($5,000,000).
         The Tenant's obligation to obtain the insurance coverages as provided in this Section 7.1 shall not in any way be construed so as to limit, amend or otherwise modify its obligation to indemnify Landlord as provided elsewhere in this Lease.
         Section 7.2 Form of Insurance.  All insurance  coverages required under
Section 7.1 above shall be with a reputable insurer, licensed to do business in the State of West Virginia, and Landlord shall have the right to approve such insurer, such approval not to be unreasonably withheld. All policies or certificates of insurance obtained by Tenant under this Lease shall name Landlord as an additional insured and shall contain a provision for thirty (30) days prior notice to Landlord of any proposed cancellation or substantial change in coverage. Every insurance policy required under Section 7.1 above shall contain a waiver of subrogation by the insurer against Landlord, its owners, affiliates and subsidiaries. Each policy of insurance shall be written as an "occurrence" contract unless the policy is available only on a "claims made" basis, in which case Tenant shall continue such insurance policy for a period of two (2) years after the expiration, termination or cancellation of this Lease.
         Section 7.3 Proof of Insurance Coverage. The Tenant shall furnish to Landlord copies of all certificates of insurance relating to the policies which provide the insurance coverages required by Section 7.1 above, including, but not limited to, copies of any bonds which may be required for such coverages, prior to commencing any work on the Premises and thereafter upon request by Landlord.

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         Section  7.4  Payment  of  Premiums.  The Tenant  expressly  agrees and acknowledges that its inability, failure, neglect or refusal to carry, maintain and keep current, at all times during the term of this Lease the insurance coverages required hereunder and its inability, failure, neglect or refusal to be and remain at all times during the term of this Lease a subscriber or self-insurer in good standing with the West Virginia Worker's Compensation Fund, state and federal black lung funds or any other occupational disease and disability insurance fund, shall constitute an Event of Default. In addition, Landlord shall have the right, for and on behalf of Tenant, to pay any premiums for any insurance required hereunder to maintain such insurance coverage. Tenant shall reimburse Landlord for all premiums within ten (10) days of Landlord's request for the same.
                                  ARTICLE VIII
                     Indemnification of Landlord and Tenant
         Section 8.1  Indemnification  of Landlord.  The Tenant shall indemnify,
hold  harmless  and  defend   Landlord,   its   affiliates  and  its  and  their
stockholders, officers, directors, managers, employees and agents from and against any and all suits, actions, liabilities, demands, losses, claims, settlements, awards, damages, judgments, costs and expenses of every kind and nature, including, without limitation, reasonable attorney's fees and related costs incurred in enforcing this indemnity, arising out of or relating, directly or indirectly, to any or all of the following: (i) the negligence or willful
misconduct  of  Tenant,  its  officers,   employees,  agents,   representatives,
contractors, subcontractors or agents in connection with any of its activities or operations at the Premises under this Lease, or (ii) a material breach by Tenant of any covenant, representation, warranty or other term or condition of this Lease, or (iii) any violation of any federal, state or local law, rule or regulation by Tenant, including, without limitation, any Environmental Laws (as hereinafter defined) and from any Hazardous Material (as hereinafter defined) that exists on or is discharged from the Premises

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other than (a)  Hazardous  Material that existed on or was  discharged  from the
Premises prior to the Commencement Date or after the termination, expiration or cancellation of this Lease, or (b) Hazardous Material from the Adjoining Property, or (c) Hazardous Material brought onto or in the vicinity of the Premises or the Adjoining Property by Landlord or an agent thereof. Tenant shall defend the indemnified party, or, at Tenant's option, pay to have the indemnified party defended, against all such suits, actions, liabilities, demands, losses, claims, settlements, awards, damages, or judgments subject to indemnification hereunder. The foregoing obligations of Tenant to indemnify, hold harmless and defend Landlord shall be in addition to any other specific agreements or obligations in other sections of this Lease, and shall survive the expiration, termination or cancellation of this Lease without limitation.
         Section 8.2 Indemnification of Tenant. The Landlord shall indemnify, hold harmless and defend Tenant, its affiliates and its and their stockholders, officers, directors, managers, employees and agents from and against any and all suits, actions, liabilities, demands, losses, claims, settlements, awards, damages, judgments, costs and expenses of every kind and nature, including, without limitation, reasonable attorneys' fees and related costs incurred in enforcing this indemnity, arising out of or relating, directly or indirectly, to
(i) the negligence or willful misconduct of Landlord, its officers, employees, agents or representatives in connection with any of its activities or operations on the Premises, including without limitation those contemplated by Section 2.1 hereof, and any of its activities or operations on any Adjoining Property, (ii) a material breach or default by Landlord of any covenant, representation, warranty or other term or condition of this Lease, (iii) violations of Environmental Laws and from any Hazardous Material that existed on or was discharged from the Premises prior to the Commencement Date or on or from any Adjoining Property at any time, or (iv) violations of Environmental Laws and from any Hazardous Material on

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or about the  Premises  or  Adjoining  Property  which  arise from any action or inaction or Landlord or an agent thereof. Landlord shall defend the indemnified party, or, at Landlord's option, pay to have the indemnified party defended,
against  all  such  suits,  actions,   liabilities,   demands,  losses,  claims,
settlements, awards, damages, or judgments subject to indemnification hereunder. "Hazardous Material" means any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Environmental Laws. "Environmental Laws" means any statute, law, ordinance, rule
or  regulation  of  any  local,   county,  state  or  federal  authority  having
jurisdiction over the Premises, the Adjoining Property or any portion thereof or its use as the same may be amended from time to time, including but not limited to: (i) the Federal Water Pollution Contract Act (33 U.S.C. Section 1317) as amended; (ii) the Federal Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.) as amended; (iii) the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) as amended; (iv) the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.) as amended; and
(v) the Clean Air Act (42 U.S.C. Section 7401 et seq.) as amended. The foregoing obligations of Landlord to indemnify, hold harmless and defend Tenant shall be in addition to any specific agreements or obligations in other sections of this Lease, and shall survive the expiration, termination or cancellation of this Lease without limitation.
                                   ARTICLE IX
                            Default, Remedies, Waiver
         Section 9.1 Default. The occurrence of any of the following shall constitute an Event of Default:

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                  (a) Failure to pay Rent when due; provided,  however,  that no
Event of Default shall occur if the Rent is paid within ten (10) days of Landlord's written notice to Tenant that Tenant failed to pay the Rent when due.
                  (b) The failure of the Tenant to observe or perform any provision of this Lease required to be observed or performed by the Tenant if such failure continues for thirty (30) days after written notice thereof from the Landlord to the Tenant; provided, however, that if the default cannot be cured within such thirty (30) day period, no Event of Default shall be deemed to exist, for a maximum period of ninety (90) days, if the Tenant shall within such thirty (30) day period commence such cure and thereafter diligently prosecute the same to completion.
                  (c) The Tenant (1) admits in writing its inability to pay its debts generally as they become due, (2) commences or becomes the subject of an insolvency proceeding or any similar proceeding for liquidation, reorganization or arrangement under any bankruptcy or insolvency law in any jurisdiction and fails to discharge the same within sixty (60) days, (3) makes a general assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to itself or with respect to any substantial part of its property, or (5) takes corporate or comparable action for the purpose of any of the foregoing.
                  (d) Failure of Tenant to operate the Facility for six (6) consecutive months.
                  (e) Abandonment of the Premises by Tenant or relocation or removal of the Facility from the Premises..
                  (f) Mountaineer fails to exercise its option to purchase the Facility and to require Tenant to assign this Lease to Mountaineer prior to September 1, 1998.

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         Section  9.2  Remedies  Upon  Default.  Upon an Event of  Default,  the
Landlord, without further notice to the Tenant, shall have each of the following remedies at the Landlord's election:
                  (a) Without barring later election of any other remedy and without terminating the Tenant's right to possession of the Premises, the Landlord may require strict performance of all covenants and obligations herein as the same shall accrue or become due.
                  (b) The Landlord may, at the Landlord's election, terminate this Lease by giving the Tenant written notice of termination. Upon the giving of such notice, subject to the Tenant's rights under Section 2.5 hereof, all of the Tenant's rights in the Premises shall terminate except Tenant's rights to remove the Facility as set forth herein. Promptly after notice of termination, subject to Section 2.5 hereof, the Tenant shall surrender and vacate the Premises as set forth in Section 2.5 hereof. Termination hereunder shall not relieve the Tenant of any obligation under the Lease or from any claim for damages previously accrued or then accruing against the Tenant.
                  (c) The Landlord shall have the right but not the obligation to perform any obligation hereunder that the Tenant fails to perform (after notice and expiration of the applicable cure period referenced above) at the cost and expense of the Tenant. The Tenant shall immediately reimburse the Landlord for all such costs and expenses (including reasonable attorneys' fees and related legal expenses) incurred by the Landlord.
                  (d) If this Lease is terminated, the Landlord shall be entitled to collect all Rent which is due and owing as of the termination date of the Lease but not any accelerated or future Rent, and Landlord shall be entitled to its reasonable attorneys' fees in connection with collecting the same.
         Section 9.3 Equitable Relief. Nothing contained herein shall affect, change or waive any rights of the Landlord to obtain equitable relief.

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         Section 9.4 Cumulative Remedies. The remedies of the Landlord hereunder are cumulative and in addition to, rather than exclusive of, any other remedy of the Landlord herein given or that may be permitted by law. Any reentry as provided for herein shall not make the Landlord liable in damages or guilty of trespass because of any such reentry.
         Section 9.5 No Waiver. No waiver by the Landlord at any time of any of the terms, conditions, covenants or agreements of this Lease shall be deemed or taken as a waiver at any time thereafter of the same or any other term, condition, covenant or agreement herein contained, nor of the strict and prompt performance thereof by the Tenant. No delay, failure or omission of the Landlord to reenter the Project or to exercise any right, power, privilege, remedy or option arising from any Event of Default shall impair any such right, power, privilege, remedy or option, or as a relinquishment thereof, or acquiescence in such Event of Default. No right, power, privilege, remedy or option of the Landlord shall be construed as being exhausted or discharged by the exercise thereof in one or more instances. Each and all of the rights, powers, privileges, remedies and options given to the Landlord by this Lease are cumulative and no one of them is exclusive of the other or exclusive of any remedies provided by any applicable law.
         Section 9.6 Investor Cure Rights. Notwithstanding anything herein to the contrary, following any assignment by Tenant of its rights under this Lease to Mountaineer, and provided notice of the same has been given to Landlord, no Event of Default shall exist hereunder until Landlord has notified each investor in Mountaineer whose identity and mailing address have been given to Landlord, and such parties have failed to cure (or cause Mountaineer to cure) the action or inaction which would result in such Event of Default within twenty (20) days or such longer period as Tenant has or would have in which to cure such action or inaction.


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                                    ARTICLE X
                               Landlord's Default
         The Landlord's failure to perform or observe any of its Lease obligations shall constitute a Landlord event of default ("Landlord Default") under this Lease. The Tenant shall notify the Landlord of all Landlord Defaults and the Landlord shall have thirty (30) days from its receipt of such notice to cure (or, if a Landlord Default cannot reasonable be cured within such thirty-day period, to commence and prosecute a good faith effort to cure the Landlord Default, with such extended cure period not to exceed ninety (90)
days). Upon notice to Landlord by the Tenant of the occurrence of a Landlord Default and the failure of Landlord to cure such Landlord Default within the applicable notice and cure period, Tenant may, in addition to all other rights and remedies provided in this Lease, at law or in equity: (a) terminate this Lease and recover all damages to which the Tenant is entitled under law, or (b) cure the Landlord Default at the Landlord's expense, including with respect to reasonable attorneys' fees incurred by Tenant in connection therewith. No delay by Tenant in the enforcement of the provisions of this Lease shall constitute a waiver of any Landlord Default and the pursuit by Tenant of one or more remedies shall not constitute an election of remedies to the exclusion of any other remedy. Notwithstanding the foregoing, any breach of Section 2.4 by Landlord shall constitute an immediate Landlord Default.
                                   ARTICLE XI
                            Assignment and Subletting
         Section 11.1 Assignment and Subletting. The parties acknowledge that Covol is building the Facility for sale to (and with financing provided by) Mountaineer, and that by an Asset Purchase Agreement of even date herewith, Covol is granting to Mountaineer an option to acquire the Facility (and Covol's leasehold hereunder) following completion of construction. Accordingly, the parties

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agree  that  Covol may  freely  assign  this  Lease at any time to  Mountaineer;
provided that Mountaineer executes and delivers to Landlord an agreement assuming all of the obligations of Tenant hereunder. Other than with respect to the foregoing, the Tenant may not assign this Lease (or any portion thereof), sublease the Premises (or any portion thereof) or lease the Facility (or any portion thereof) without the prior written consent of the Landlord, which consent may not be unreasonably withheld.
                                   ARTICLE XII
                                  Condemnation
         Section 12.1 Full Taking. If all or substantially all of the Facility is taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as of the effective date of the taking. For purposes of this
Section 12.1, "substantially all of the Facility" shall be deemed to have been taken if the untaken portion cannot be practically and economically used or converted for use by Tenant as contemplated by this Lease, in Tenant's reasonable judgment. Upon the occurrence of a full taking, the Landlord is entitled to receive and retain the entire award, except as hereinafter set out in Section 12.3. The termination of this Lease will not affect the right to this award. In the event of a full taking, Tenant's obligation to pay Rent and additional rent will be abated during the unexpired portion of this Lease, effective as of the date the condemning authority takes the Premises.
         Section 12.2 Partial Taking. If less than substantially all of the Premises is taken as a result of the exercise of the power of eminent domain, and if the Premises can at a reasonable expense (not to exceed any condemnation award allocated with respect thereto) be repaired, restored or replaced, and is sufficient for Tenant's purposes in Tenant's reasonable judgment, this Lease shall not terminate but shall continue in full force and effect for the remainder of the Term.
         Section  12.3   Compensation  for  Personal   Property  and  Relocation
Expenses. Tenant shall have the right to claim and recover from the condemning authority any such compensation as may

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be awarded to Tenant for the value of the  Facility,  furniture,  equipment  and other personal property owned by Tenant, removal of merchandise, moving and relocation expenses, and damage to Tenant's business conducted at the Premises.
                                  ARTICLE XIII
                                  Miscellaneous
         Section 13.1 Tenant's Option to Renew. So long as an Event of Default is not then continuing beyond any applicable grace or cure period, Tenant shall have the option to renew this Lease from year to year (but in any event not more than five (5) such annual renewals) upon all the same terms and conditions contained herein, including, without limitation, rent; provided, that Tenant shall give Landlord written notice of its intent to exercise any such annual renewal at least three (3) months prior to the expiration of the initial term or any renewal term, as the case may be.
         Section 13.2 Estoppel Certificates. The Landlord or the Tenant, upon written request from the other, shall execute, acknowledge and deliver to the other, a certificate stating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (b) the dates, if any, by which obligations hereunder have been satisfied, (c) that , to the knowledge of the certifying party, there are no existing offsets or defenses against the enforcement of any term hereof (or, if so, specifying the same), (d) that no notice has been given to the Landlord or the Tenant of any default hereunder which with the giving of notice or the passage of time or both would constitute an Event of Default, or a Landlord Default, and (e) such other matters as may be reasonably requested.
         Section 13.3 Binding Effect. The provisions of this Lease shall bind and benefit the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

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         Section 13.4 Memorandum or Short Form of Lease.  Concurrently  with the execution of this Lease, the parties hereto shall execute and acknowledge a memorandum or short form of lease for the purpose of recording the same in the Office of the Clerk of the County Commission of Upshur County, West Virginia. The expense of recordation shall be borne by the party requesting such recordation. Upon a termination of this Lease for any reason, both the Landlord and the Tenant shall execute a document, in recordable form, confirming that this Lease is null and void.
         Section 13.5 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed properly given when delivered in person to the party to be notified, by registered or certified mail postage prepaid and return receipt requested by overnight courier, or by facsimile, and shall be deemed to have been duly given, when delivered by hand or by overnight courier, five (5) days after deposit in the mail, or when confirmation of the receipt of the facsimile is received, as the case may be, and addressed as follows:
         If to Landlord:            Upshur Property, Inc.
                                            HC 61, Box 31
                                            Tallmansville, West Virginia  26237
                                            Attention:  President
                                            Facsimile Number:  (304) 472-9257

         with a copy to:            Upshur Property, Inc.
                                            2708 Cranberry Square
                                            Morgantown, West Virginia  26505
                                            Attention:  Treasurer
                                            Facsimile Number:  (304) 594-1685

         If to Tenant:                      Covol Technologies, Inc.
                                            3280 North Frontage Road
                                            Lehi, Utah  84043
                                            Attention:  President
                                            Facsimile Number:  (801) 768-4483



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         with a copy to:            Mountaineer Synfuel, L.L.C.
                                            3280 North Frontage Road
                                            Lehi, Utah  84043
                                            Attention:  Manager
                                            Facsimile Number:  (801) 766-1979

         Section 13.6 Captions. The captions used herein are for convenience only, are not a part of this Lease and do not in any way limit or amplify the terms and provisions hereof. The words "herein," "hereof" and "hereunder" and other words of similar import shall refer to this Lease as a whole and not a particular Article, Section, Subsection or Paragraph.
         Section 13.7 Governing Law; Interpretation. This Lease shall be interpreted in accordance with and governed by the laws of the State of West Virginia, without regard to principles of conflicts of laws. The language in all parts of this Lease shall be interpreted according to its fair meaning and not more strictly for or against the Landlord or Tenant.
         Section 13.8 Entire Agreement. This Lease contains all covenants, terms, provisions, and agreements between the Landlord and the Tenant relating in any manner to the demise of the Premises or the rental, use and occupancy of the same and other matters set forth in this Lease. No prior agreement or understanding with respect to the same shall be valid or of any force or effect, and no covenant, term, provision or agreement of this Lease may be altered, changed, modified or deleted, except in a writing signed by the Landlord and the Tenant. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented on behalf of either party hereto, either orally or in writing, has induced the other party to enter into this Lease, except as expressly set forth in this Lease.
         Section 13.9 Survival. All covenants which, by their terms, are not to be performed before the expiration of the term or earlier termination of this Lease shall survive such expiration or earlier termination.

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         Section 13.10 Counterparts. This Lease may be executed in counterparts, and if executed in counterparts, each such counterpart shall constitute one and the same instrument.
         Section 13.11 No Third-Party Beneficiaries. The provisions of this Lease shall not give rise to any third-party beneficiary rights in any person or entity other than the parties hereto.
         Section 13.12 Incorporation of Exhibit. The Exhibit attached hereto is hereby incorporated into this Lease and made a part hereof.
         Section 13.13 Severability. If any provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held to be invalid or unenforceable, the remainder of this Lease and the application of such provision to other person or circumstances shall not be affected thereby.
         Section 13.14 No Partnership. This Lease does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of lessor and lessee.
         Section 13.15 Landlord's Lien. Except as may be expressly provided herein, Landlord hereby subordinates any lien or interest Landlord may have in any personal property of Tenant or any subtenant, assignee, licensee, or concessionaire of Tenant, including but not limited to any inventory, machinery, equipment, and trade fixtures of Tenant or any subtenant, assignee, licensee, or concessionaire of Tenant, that may from time to time be located at or upon the Leased Premises, to any and all purchase money financing of such property by Tenant.


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         IN WITNESS  WHEREOF,  the  parties  hereto have caused this Lease to be executed by their duly authorized representative the day and year first above written.

                  UPSHUR PROPERTY, INC.
                 a Delaware corporation

                                         By:      /s/ B. Judd Hartman
                                         Name: B. Judd Hartman
                                         Its:     Secretary


                COVOL TECHNOLOGIES, INC.
                 a Delaware corporation

                                         By:      /s/ Harlan M. Hatfield
                                         Name:    Harlan M. Hatfield
                                         Its:     Vice President


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



                                    EXHIBIT A


                       Drawing of Leased Surface Property





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